Exhibit 99.1
[GENAERA LOGO]

FOR IMMEDIATE RELEASE
Contact:
Genaera Corporation	Shirley Chow - Porter Novelli Life Sciences
Investor Relations	Media
(610) 941-5675	(212) 601-8308
www.genaera.com	schow@pnlifesciences.com

Genaera to Participate in Obesity Panel at

RBC Capital Markets Healthcare Conference

Plymouth Meeting, Pa. – December 4, 2008 – Genaera Corporation (NASDAQ: GENR) today announced that Jack Armstrong, President and CEO of Genaera, is scheduled to present at the 2008 RBC Capital Markets Healthcare Conference. The presentation is part of an RBC Capital Markets' panel discussion of obesity, entitled, “Shrinking The Obesity Epidemic,” and will take place at the Westin Times Square Hotel in New York on Wednesday, December 11 at 11:00 a.m. ET.

This panel presentation is being webcast at: http://www.wsw.com/webcast/rbc95/panel6

About Genaera

Genaera Corporation is developing trodusquemine (MSI-1436), for type 2 diabetes and obesity currently in phase 1 clinical testing and has a fully out-licensed partnership with MedImmune, Inc. that is in phase 2 clinical testing in asthma. For further information, please see our website at http://www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to the risks and uncertainties discussed in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

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